EXHIBIT 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing owner of Campbell Alternative Asset Trust, certify that (i) the Form 10Q for the quarter ended September 30, 2006 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust .

CAMPBELL ALTERNATIVE ASSET TRUST By: Campbell & Company, Inc., managing owner

By:	/s/ Bruce L. Cleland Bruce L. Cleland Chief Executive Officer November 8, 2006

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